Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Revenue Growth in-line With Previous Outlook With 29% Year-over-Year Growth in SaaS ARR

Morrisville, NC, August 7, 2024 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fourth quarter and fiscal year ended June 30, 2024.

"We’re pleased to see strengthening global demand and to have moved past the historic challenges of the multi-year supply chain constraints. We successfully completed our initiatives to eliminate channel and inventory headwinds. Entering fiscal 2025, we have a significant growth opportunity based on the rapid convergence of cloud networking, generative AI and security. Our unique value proposition continues to resonate with enterprise customers and channel partners, as evidenced by the growth and quality of our pipeline and rising SaaS ARR." said Ed Meyercord, President and Chief Executive Officer.

"As the second largest cloud networking services provider, and a continued strong leadership position in the Gartner MQ, Extreme is poised to benefit from the industry disruption from larger players in the enterprise market. Key competitors are either distracted by portfolio rationalization and integration, or shifting business focus away from networking, just as we are gaining share. Customers and channel partners recognize our innovation, unparalleled flexibility, ease of doing business, and the simplicity we deliver. We de-risk the process for customers to evolve their networks to the most modern platform in the industry," concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "We took action in the fourth quarter to reserve end of sale inventory and position our new products for growth in fiscal 2025. As a result, we recorded an additional provision for excess and obsolete inventory to align these plans and outlook with our expectations. Our current distributor inventory position now better reflects end customer demand trends. We are optimistic about a return to growth this year and expect gross margins to progressively improve throughout the fiscal year, resulting in non-GAAP double-digit operating margins, and strengthening cash flow."

Fiscal Fourth Quarter Results:

•
Revenue $256.7 million, down 29% year-over-year and up 22% quarter-over-quarter
•
SaaS ARR $167.0 million, up 29.0% year-over-year
•
GAAP Loss Per Share $0.42, compared to GAAP diluted EPS $0.19 in the prior year quarter
•
Non-GAAP Loss Per Share $0.08, compared to Non-GAAP diluted EPS $0.33 in the prior year quarter
•
GAAP gross margin 44.7%, compared to 58.9% in the prior year quarter
•
Non-GAAP gross margin 45.4%, compared to 60.2% in the prior year quarter

•
GAAP operating loss margin 19.1%, compared to GAAP operating profit margin 10.4% in the prior year quarter
•
Non-GAAP operating loss margin 4.6%, compared to Non-GAAP operating profit margin 17.4% in the prior year quarter

Fiscal Year 2024 Results:

•
Revenue $1,117.2 million, down 15% year-over-year
•
GAAP Loss Per Share $0.65, compared to diluted EPS of $0.58 in the prior year
•
Non-GAAP diluted EPS $0.32, compared to $1.09 in the prior year
•
GAAP gross margin 56.5%, compared to 57.5% in the prior year
•
Non-GAAP gross margin 57.2%, compared to 58.9% in the prior year
•
GAAP operating loss margin 5.8%, compared to GAAP operating profit margin 8.3% in the prior year
•
Non-GAAP operating margin 6.2%, compared to 15.2% in the prior year

Inventory Update:

We recorded an additional provision for excess and obsolete (“E&O”) inventory and loss on our supplier commitments of $46.5 million in the fourth quarter and $64.5M during fiscal 2024. The additional provision was taken for certain of the Company’s older products which are scheduled to go end of sale during fiscal year 2025 and for which the excess of such inventories is beyond the demand forecast.

To provide more clarity on the impact of this provision, we provide the following Adjusted Results and the table in -- Fiscal Q4 2024 and Full Year 2024 Financial Results Section -- that show the results excluding the non-GAAP adjustments, the additional provision for E&O inventory and adjustments for the related tax impact.

Fiscal Fourth Quarter Adjusted Results:

•
Revenue $256.7 million
•
SaaS ARR $167.0 million
•
Non-GAAP diluted EPS $0.19
•
Non-GAAP gross margin 63.5%
•
Non-GAAP operating margin 13.5%.

Fiscal Year 2024 Adjusted Results:

•
Revenue $1,117.2 million
•
Non-GAAP diluted EPS $0.68
•
Non-GAAP gross margin 63.0%
•
Non-GAAP operating margin 11.9%.

Liquidity:

•
Q4 ending cash balance was $156.7 million, an increase of $5.7 million from the end of Q3 2024 and a decrease of $78.1 million from the end of Q4 in the prior year.
•
Q4 net debt was $33.3 million, a decrease of $8.2 million from net debt of $41.5 million at the end of Q3 2024 and a decrease of $43.1 million from net cash of $9.8 million at the end of Q4 in the prior year.

Recent Key Highlights:

•
Extreme has formed a co-innovation alliance with Intel® to enhance native AI capabilities within Extreme’s AI Expert, a native AI solution for network management. AI Expert leverages Generative AI to make networks smarter, faster and more resilient. The solution is currently in technology preview within Extreme Labs and expects to start integrating Extreme AI Expert into Extreme solutions later this fiscal year. The Intel collaboration will help customers leverage a combination of network and device data to drive new Generative AI experiences. Extreme AI Expert leverages Generative AI to make networks smarter, faster and more resilient and helps customers optimize network performance, detect security threats, personalize end-user experiences and reduce operational costs.
•
Extreme has completed rollout of a new high-speed Wi-Fi network at Liverpool Football Club’s historic Anfield Stadium with deployment partner Verizon Business. LFC is leveraging ExtremeCloud and ExtremeAnalytics, to easily optimize network performance, access real-time data around fan preferences, better customize fan experiences and dramatically streamline operations.
•
The Amman Stock Exchange (ASE) in Jordan will deploy a new Fabric-enabled wired and wireless network from Extreme, helping it meet growing demands for network bandwidth and increased security as it modernizes and expands its operations. ASE’s IT team will leverage Extreme Fabric to segment various network services, including guest connectivity, digital applications, CCTV, IP telephony and building management systems, reducing security risks.
•
The City of Prescott, Arizona chose Extreme to reimagine its public infrastructure and create a new, operationalized networking model that will support innovation and growth. By moving to a services model for network operations, the City of Prescott will be able to evolve its network alongside the needs of residents, simplifying operations and supporting future growth.
•
ebm-papst, the world's leading manufacturer of fans and motors, based in Germany, has partnered with Extreme and Bell Computer-Netzwerke GmbH to advance its IT operations using a wide range of Extreme wired and wireless solutions, managed by ExtremeCloud IQ ("XIQ") with enhanced automation and segmentation using Extreme Fabric. The manufacturer will be able to automate factory operations securely through a simple, easy-to-manage platform also leveraging Extreme NAC.

Fiscal Q4 2024 and Full Year 2024 Financial Results:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended			Year Ended
	June 30, 2024	June 30, 2023	Change	June 30, 2024	June 30, 2023	Change
Product	$152.8	$261.7	$(108.9)	$699.3	$932.5	$(233.2)
Subscription and support*	103.9	102.2	1.7	417.9	380.0	37.9
Total net revenue	$256.7	$363.9	$(107.2)	$1,117.2	$1,312.5	$(195.3)
Gross margin	44.7%	58.9%	(14.2)%	56.5%	57.5%	(1.0)%
Operating margin	(19.1)%	10.4%	(29.5)%	(5.8)%	8.3%	(14.1)%
Net income (loss)	$(54.2)	$25.4	$(79.6)	$(86.0)	$78.1	$(164.1)
Net income (loss) per diluted share	$(0.42)	$0.19	$(0.61)	$(0.65)	$0.58	$(1.23)

	Non-GAAP Results
	Three Months Ended			Year Ended
	June 30, 2024	June 30, 2023	Change	June 30, 2024	June 30, 2023	Change
Product	$152.8	$261.7	$(108.9)	$699.3	$932.5	$(233.2)
Subscription and support*	103.9	102.2	1.7	417.9	380.0	37.9
Total net revenue	$256.7	$363.9	$(107.2)	$1,117.2	$1,312.5	$(195.3)
Gross margin	45.4%	60.2%	(14.8)%	57.2%	58.9%	(1.7)%
Operating margin	(4.6)%	17.4%	(22.0)%	6.2%	15.2%	(9.0)%
Net income (loss)	$(9.9)	$43.9	$(53.7)	$43.4	$146.3	$(103.0)
Net income (loss) per diluted share	$(0.08)	$0.33	$(0.41)	$0.32	$1.09	$(0.77)

* Prior to fiscal 2024, subscription and support revenue was referred to as service and subscription revenue, however, the composition of subscription and support revenue has not been modified.

The Company's Adjusted Results excluding the Non-GAAP adjustments, the additional provision for E&O inventory and adjustments for the related tax impact recorded during the fourth quarter and during fiscal 2024, would have been as below:

(in millions, except percentages and per share information)

	Adjusted Results[1]
	Three Months Ended			Year Ended
	June 30, 2024	June 30, 2023	Change	June 30, 2024	June 30, 2023	Change
Total net revenue	$256.7	$363.9	$(107.2)	$1,117.2	$1,312.5	$(195.3)
Gross margin	63.5%	60.2%	3.3%	63.0%	58.9%	4.1%
Operating margin	13.5%	17.4%	(3.9)%	11.9%	15.2%	(3.3)%
Net income	$24.7	$43.9	$(19.2)	$92.7	$146.3	$(53.6)
Net income per diluted share	$0.19	$0.33	$(0.14)	$0.68	$1.09	$(0.41)

1See Inventory Update commentary above

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by (used in) operating activities, less purchases of property, plant and equipment. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended		Year Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cash flow provided by operations	$15.4	$80.7	$55.5	$249.2
Less: Property and equipment capital expenditures	(4.5)	(5.2)	(18.1)	(13.8)
Total free cash flow	$10.9	$75.5	$37.4	$235.4

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of XIQ and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net cash (debt): is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

Cash and cash equivalents	Gross debt	Net cash (debt)
$156.7	$190.0	$(33.3)

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its first quarter fiscal 2025, ending September 30, 2024, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ1'25 Guidance – GAAP
Total net revenue	$255.0	$265.0
Gross margin	61.2%	63.2%
Operating margin	(5.3)%	(2.3)%
Earnings (Loss) per share	$(0.14)	$(0.09)
Shares outstanding used in calculating GAAP EPS	131.2	131.2
FQ1'25 Guidance – Non-GAAP
Total net revenue	$255.0	$265.0
Gross margin	62.0%	64.0%
Operating margin	7.8%	10.4%
Earnings per share	$0.10	$0.14
Diluted Shares outstanding used in calculating non-GAAP EPS	133.2	133.2

The following table shows the GAAP to non-GAAP reconciliation for Q1 FY'25 guidance:

	FQ1'25
	Gross Margin	Operating Margin	Earnings (Loss) per Share
GAAP	61.2% - 63.2%	(5.3%) - (2.3%)	($0.14) - ($0.09)
Estimated adjustments for:
Share-based compensation	0.5%	7.7% - 8.0%	0.16
Amortization of product intangibles	0.3%	0.3%	0.01
Amortization of non-product intangibles	—	0.2%	0.00
Restructuring and related charges	—	1.2%	0.02
Litigation charges	—	1.6%	0.03
System transition cost	—	1.7% - 1.8%	0.04
Tax adjustment	—	—	(0.03) - (0.02)
Non-GAAP	62.0% - 64.0%	7.8% - 10.4%	$0.10-$0.14

The total of percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2025, ending June 30, 2025, the Company is targeting (in millions):

	Low-End	High-End
FY'25 Guidance
Total net revenue	$1,110.0	$1,135.0

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the fourth quarter and fiscal year 2024 results as well as the business outlook for the first quarter of fiscal 2025 ending September 30, 2024, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Extreme Networks Q4'24 Earnings Registration) and you will be provided with dial in details. If you would like to participate in the Q&A, please register here: Registration Link for Q&A. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges, and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning (i) the Company’s business outlook and future operating metrics, and financial and operating results, (ii) global demand, (iii) historic challenges from the multi-year, supply chain constraint cycle, (iv) the Company’s value proposition resonating with enterprise customers and channel partners, (v) the Company’s elimination of channel and inventory headwinds, and (vi) the Company’s ability to benefit from the industry disruption from larger players in the enterprise market are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic and business trends; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, Quarterly Report on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023 and March 31, 2024 and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$156,699	$234,826
Accounts receivable, net	89,518	182,045
Inventories	141,032	89,024
Prepaid expenses and other current assets	79,677	70,263
Total current assets	466,926	576,158
Property and equipment, net	43,744	46,448
Operating lease right-of-use assets, net	44,145	34,739
Goodwill	393,709	394,755
Intangible assets, net	10,613	16,063
Other assets	83,457	73,544
Total assets	$1,042,594	$1,141,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,423	$99,724
Accrued compensation and benefits	42,064	71,367
Accrued warranty	10,942	12,322
Current portion of deferred revenue	306,114	282,475
Current portion of long-term debt, net of unamortized debt issuance costs of $674 and $674, respectively	9,326	34,326
Current portion, operating lease liabilities	10,547	10,847
Other accrued liabilities	87,172	64,440
Total current liabilities	517,588	575,501
Deferred revenue, less current portion	268,909	219,024
Long-term debt, less current portion, net of unamortized debt issuance costs of $1,735 and $2,409, respectively	178,265	187,591
Operating lease liabilities, less current portion	41,466	31,845
Deferred income taxes	7,978	7,747
Other long-term liabilities	3,106	3,247
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 148,503 and 143,629 shares issued, respectively; 130,284 and 127,775 shares outstanding, respectively	149	144
Additional paid-in-capital	1,220,379	1,173,744
Accumulated other comprehensive loss	(15,483)	(13,192)
Accumulated deficit	(941,962)	(855,998)
Treasury stock at cost, 18,219 and 15,854 shares, respectively	(237,801)	(187,946)
Total stockholders’ equity	25,282	116,752
Total liabilities and stockholders’ equity	$1,042,594	$1,141,707

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net revenues:
Product	$152,721	$261,675	$699,257	$932,454
Subscription and support	103,932	102,235	417,946	380,000
Total net revenues	256,653	363,910	1,117,203	1,312,454
Cost of revenues:
Product	114,893	114,030	365,759	426,295
Subscription and support	27,136	35,461	120,613	131,439
Total cost of revenues	142,029	149,491	486,372	557,734
Gross profit:
Product	37,828	147,645	333,498	506,159
Subscription and support	76,796	66,774	297,333	248,561
Total gross profit	114,624	214,419	630,831	754,720
Operating expenses:
Research and development	46,565	55,826	211,931	214,270
Sales and marketing	81,020	94,024	345,802	336,906
General and administrative	25,468	25,619	99,938	89,934
Acquisition and integration costs	—	—	—	390
Restructuring and related charges	10,009	540	36,321	2,860
Amortization of intangible assets	510	510	2,041	2,047
Total operating expenses	163,572	176,519	696,033	646,407
Operating income (loss)	(48,948)	37,900	(65,202)	108,313
Interest income	661	1,100	4,556	3,155
Interest expense	(4,220)	(5,729)	(16,986)	(17,385)
Other income (expense), net	(240)	(119)	133	23
Income (loss) before income taxes	(52,747)	33,152	(77,499)	94,106
Provision for income taxes	1,456	7,725	8,465	16,032
Net income (loss)	$(54,203)	$25,427	$(85,964)	$78,074

Basic and diluted income (loss) per share:
Net income (loss) per share – basic	$(0.42)	$0.20	$(0.65)	$0.60
Net income (loss) per share – diluted	$(0.42)	$0.19	$(0.65)	$0.58

Shares used in per share calculation – basic	130,093	128,294	132,687	129,437
Shares used in per share calculation – diluted	130,093	132,873	132,687	133,494

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net income (loss)	$(85,964)	$78,074
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	24,134	19,888
Amortization of intangible assets	5,313	14,988
Reduction in carrying amount of right-of-use asset	11,455	12,248
Provision for credit losses	210	459
Share-based compensation	76,763	63,472
Deferred income taxes	80	407
Provision for excess and obsolete inventory(1)	71,068	7,305
Non-cash interest expense	1,060	1,145
Other	(2,496)	(8,056)
Changes in operating assets and liabilities:
Accounts receivable, net	92,316	1,593
Inventories(1)	(116,434)	(49,132)
Prepaid expenses and other assets	(21,212)	(1,368)
Accounts payable	(48,012)	14,733
Accrued compensation and benefits	(29,136)	17,137
Operating lease liabilities	(11,528)	(15,219)
Deferred revenue	76,240	90,102
Other current and long-term liabilities	11,629	1,436
Net cash provided by operating activities	55,486	249,212
Cash flows from investing activities:
Capital expenditures	(18,121)	(13,800)
Net cash used in investing activities	(18,121)	(13,800)
Cash flows from financing activities:
Borrowings under revolving facility	30,000	25,000
Payments on revolving facility	(55,000)	—
Payments on debt obligations	(10,000)	(108,625)
Loan fees on borrowings	—	(3,158)
Repurchase of common stock	(49,855)	(99,860)
Payments for tax withholdings, net of proceeds from issuance of common stock	(30,123)	(5,140)
Deferred payments on an acquisition	—	(3,000)
Net cash used in financing activities	(114,978)	(194,783)
Foreign currency effect on cash and cash equivalents	(514)	(325)
Net increase (decrease) in cash and cash equivalents	(78,127)	40,304

Cash and cash equivalents at beginning of period	234,826	194,522
Cash and cash equivalents at end of period	$156,699	$234,826

(1) The prior period amounts have been reclassified to conform to the current period presentation

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, and legal and professional fees related to the acquisition of Ipanema. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution and our enterprise resource planning tools. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation.

Debt refinancing charges. Debt refinancing charges consist of the write-off of certain unamortized debt issuance costs included on interest expense, as well as other debt refinancing charges that were not capitalizable and are included in other income (expense), that occurred in conjunction with the amendment of our credit facility in June 2023.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 23.5%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP effective tax rates will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Year Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues – GAAP	$256,653	$363,910	$1,117,203	$1,312,454

Non-GAAP Gross Margin	Three Months Ended		Year Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Gross profit – GAAP	$114,624	$214,419	$630,831	$754,720
Gross margin – GAAP percentage	44.7%	58.9%	56.5%	57.5%
Adjustments:
Share-based compensation expense, Product	547	491	1,899	1,856
Share-based compensation expense, Subscription and support	700	945	2,994	3,513
Amortization of intangibles, Product	594	2,230	2,930	9,611
Amortization of intangibles, Subscription and support	—	815	272	3,258
Total adjustments to GAAP gross profit	$1,841	$4,481	$8,095	$18,238
Gross profit – non-GAAP	$116,465	$218,900	$638,926	$772,958
Gross margin – non-GAAP percentage	45.4%	60.2%	57.2%	58.9%

Non-GAAP Operating Margin	Three Months Ended		Year Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP operating income (loss)	$(48,948)	$37,900	$(65,202)	$108,313
GAAP operating margin	(19.1)%	10.4%	(5.8)%	8.3%
Adjustments:
Share-based compensation expense, cost of revenues	1,247	1,436	4,893	5,369
Share-based compensation expense, R&D	3,648	3,889	16,686	14,824
Share-based compensation expense, S&M	6,318	5,924	26,524	22,250
Share-based compensation expense, G&A	6,841	5,662	28,660	21,029
Acquisition and integration costs	—	—	—	390
Restructuring and related charges	10,009	540	36,321	2,860
Litigation charges	5,127	4,022	10,545	8,026
System transition costs	2,816	467	5,262	957
Amortization of intangibles	1,104	3,555	5,243	14,916
Total adjustments to GAAP operating income (loss)	37,110	25,495	134,134	90,621
Non-GAAP operating income (loss)	$(11,838)	$63,395	$68,932	$198,934
Non-GAAP operating margin	(4.6)%	17.4%	6.2%	15.2%

Non-GAAP Net Income (Loss)	Three Months Ended		Year Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net income (loss)	$(54,203)	$25,427	$(85,964)	$78,074
Adjustments:
Share-based compensation expense	18,054	16,911	76,763	63,472
Acquisition and integration costs	—	—	—	390
Restructuring and related charges	10,009	540	36,321	2,860
Litigation charges	5,127	4,022	10,545	8,026
System transition costs	2,816	467	5,262	957
Amortization of intangibles	1,104	3,555	5,243	14,916
Debt refinancing charges, Interest expense	—	1,346	—	1,346
Debt refinancing charges, Other income (expense)	—	197	—	197
Tax effect of non-GAAP adjustments	7,230	(8,574)	(4,815)	(23,933)
Total adjustments to GAAP net income (loss)	$44,340	$18,464	$129,319	$68,231
Non-GAAP net income (loss)	$(9,863)	$43,891	$43,355	$146,305

Earnings (Loss) per share
GAAP net income (loss) per share – diluted	$(0.42)	$0.19	$(0.65)	$0.58
Non-GAAP net income (loss) per share – diluted	$(0.08)	$0.33	$0.32	$1.09

Shares used in net income (loss) per share – diluted:
GAAP Shares used in per share calculation – basic	130,093	128,294	132,687	129,473
Potentially dilutive equity awards	—	4,579	2,816	4,176
GAAP and Non-GAAP shares used in per share calculation – diluted	130,093	132,873	135,503	133,649